UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 9, 2012

Brown & Brown, Inc.
(Exact Name of Registrant as Specified in its Charter)

Florida	001-13619	59-0864469
(State or Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

220 South Ridgewood Avenue, Daytona Beach, Florida 32114
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (386) 252-9601

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

On January 9, 2012, Brown & Brown, Inc. (the "Company") entered into: (1) an amended and restated revolving and term loan credit agreement (the "SunTrust Agreement") with SunTrust Bank ("SunTrust") that provides for (a) a $100.0 million term loan (the "SunTrust Term Loan") and (b) a $50.0 million revolving line of credit (the "SunTrust Revolver") and (2) a $50.0 million  promissory note (the "JPM Note") in favor of  JPMorgan Chase Bank, N.A. ("JPMorgan"), pursuant to a letter agreement executed by JP Morgan (together with the JPM Note, the "JPM Agreement") that provides for a $50.0 million uncommitted line of credit  bridge facility (the "JPM Bridge Facility").  The SunTrust Term Loan, the SunTrust Revolver and the JPM Bridge Facility were each funded on January 9, 2012, and  provided the financing for the Acquisition (as defined in Item 2.01 below).  The SunTrust Agreement amends and restates the Amended and Restated Revolving Loan Agreement dated as of June 3, 2008 by and between the Company and SunTrust Bank (the "Prior SunTrust Agreement") that provided for a $50.0 million revolving line of credit in favor of the Company.

The maturity date for the SunTrust Term Loan and the SunTrust Revolver   is December 31, 2016,   at which time all outstanding principal and unpaid interest will be due.  Both the SunTrust Term Loan and the SunTrust Revolver may be increased by up to $50.0 million (bringing the total available for each to $150.0 million for the SunTrust Term Loan and $100.0 million for the SunTrust Revolver, respectively).  The calculation of interest and fees for the SunTrust Agreement is generally based on the Company's funded debt-to-EBITDA ratio.   Interest is charged at a rate equal to 1.00% to 1.40% above LIBOR or 1.00% below the Base Rate, each as more fully described in the SunTrust  Agreement.  Fees include an up-front fee, an availability fee of 0.175% to 0.25%, and a letter of credit margin fee of 1.00% to 1.40%.  Initially, until the Company's March 31, 2012 quarter end, the applicable margin for LIBOR advances is 1.00%, the availability fee is 0.175%, and the letter of credit margin fee is 1.00%. The obligations under the SunTrust Term Loan and SunTrust Revolver are unsecured and the SunTrust Agreement includes various covenants, limitations and events of default that are customary for similar facilities for similar borrowers and that are substantially similar to those contained in the Prior SunTrust Agreement.

The maturity date for the JPM Bridge Facility is February 3, 2012, at which time all outstanding principal and unpaid interest will be due.  Interest is charged at a rate equal to the CB Floating Rate, as more fully described in the JPM Note.   The JPM Bridge Facility is unsecured and the JPM Agreement includes various agreements, limitations and events of default that are customary for similar facilities for similar borrowers.  The Company expects to repay all outstanding principal and unpaid interest under the JPM Bridge Facility with proceeds from other debt financings the Company is currently pursuing.

The Company uses SunTrust for the majority of its cash management requirements. In addition, SunTrust formerly provided lending services to the Company under the Prior SunTrust Agreement.

Copies of the the SunTrust Agreement and the JPM Agreement will be filed as exhibits to our Annual Report on Form 10-K for the year ending December 31, 2011.

Item 1.02 Termination of a Material Definitive Agreement.

The information included in Item 1.01 of this Report regarding the amendment and restatement of the Prior SunTrust Agreement is incorporated by reference into this Item 1.02.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 9, 2012, the Company completed the acquisition (the "Acquisition") of Arrowhead General Insurance Agency Superholding Corporation ("Arrowhead") pursuant to a merger agreement (the "Merger Agreement"), dated December 15, 2011, among the Company, Pacific Merger Corp. ("Merger Sub"), a wholly-owned subsidiary of the Company, Arrowhead, and Spectrum Equity Investors V, L.P., solely in its capacity as the representative of Arrowhead's equityholders (the "Equityholders' Representative").  The Company previously disclosed the execution of the Merger Agreement in a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2011.

As previously disclosed in the Company's December 15, 2011 press release that was furnished as an exhibit to the December 16, 2011 8-K (which is not incorporated herein by reference or deemed to be filed), Arrowhead is a national insurance program manager and one of the largest managing general agents (MGAs) in the property and casualty insurance industry.

Immediately upon the consummation of the Acquisition, Arrowhead's shares converted into the rights to receive cash equal, collectively, to $395.0 million, subject to adjustments for options to purchase shares of Arrowhead's common stock, working capital, sharing of net operating tax losses, Arrowhead's preferred stock units, transaction expenses, and closing debt.  In addition, within 60 days following the third anniversary of the Acquisition's closing date, the Company will pay to certain current Arrowhead equityholders additional earn-out payments equal, collectively, to $5.0 million, subject to certain adjustments based on the cumulative EBITDA of Arrowhead and all of its subsidiaries, as calculated under the Agreement, during the final year of the three-year period following the Acquisition's closing date.

Other than in respect of the Merger Agreement and employment agreements with certain of Arrowhead's former directors and officers, the Company, the Merger Sub, the Company's directors and officers, and the associates of such directors and officers have no material relationship with Arrowhead or the Equityholders' Representative.

A copy of the Merger Agreement will be filed as an exhibit to our Annual Report on Form 10-K for the year ending December 31, 2011.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Report is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On January 9, 2012, the Company issued a press release announcing the completion of the Acquisition. The press release is attached as Exhibit 99.1.

The information furnished herewith pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished herewith:

Exhibit No. Description
99.1 Press Release dated January 9, 2012.

NOTE:  This Form 8-K contains Forward-Looking Statements, such as the repayment of the JPM Bridge Facility with proceeds from other debt financings.  These statements are not historical facts, but instead represent only the Company's current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company's control.  It is possible that actual events may differ, possibly materially, from the anticipated events indicated in these forward-looking statements.  These risks and uncertainties include, but are not limited to, the Company's failure to obtain the other debt financings it is currently pursuing and other risks, relevant factors and uncertainties identified in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, subsequent Reports on Form 10-Q and Form 8-K and our other securities filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN & BROWN, INC.

By: /S/ CORY T. WALKER
Cory Walker
Sr. Vice President, Treasurer and
Chief Financial Officer
Date: January 12, 2012

EXHIBIT INDEX
Exhibit No. Description
99.1 Press Release dated January 9, 2012.